NEW YORK STATE DEPARTMENT OF STATE
DIVISION OF CORPORATIONS, STATE RECORDS AND UNIFORM COMMERCIAL CODE

FILING RECEIPT

ENTITY NAME :	CURANEX PHARMACEUTICALS INC.
DOCUMENT TYPE :	CERTIFICATE OF AMENDMENT
ENTITY TYPE :	DOMESTIC BUSINESS CORPORATION
DOS ID :	5351478
FILE DATE :	11/09/2023
FILE NUMBER :	231110002321
TRANSACTION NUMBER :	202311090000428-2614801
EXISTENCE DATE :	06/01/2018
DURATION/DISSOLUTION :	PERPETUAL
COUNTY :	NASSAU
SERVICE OF PROCESS ADDRESS :	THE CORPORATION 2 JERICHO PLAZA #101B, JERICHO, NY, 11753, USA
ELECTRONIC SERVICE OF PROCESS EMAIL ADDRESS :	N/A
FILER :	GEORGE LI LI, XU & ASSOCIATES, CPA, PLLC, 96 WILLIS AVE MINEOLA, NY, 11501, USA

You may verify this document online at : http://ecorp.dos.ny.gov
AUTHENTICATION NUMBER : 100004648782

TOTAL FEES:	$85.00	TOTAL PAYMENTS RECEIVED:	$85.00
FILING FEE:	$60.00	CASH:	$0.00
CERTIFICATE OF STATUS:	$0.00	CHECK/MONEY ORDER:	$0.00
CERTIFIED COPY:	$0.00	CREDIT CARD:	$85.00
COPY REQUEST:	$0.00	DRAWDOWN ACCOUNT:	$0.00
EXPEDITED HANDLING:	$25.00	REFUND DUE:	$0.00

NEW YORK STATE OF OPPORTUNITY. | Division of Corporations, State Records and Uniform Commercial Code

New York State
Department of State
DIVISION OF CORPORATIONS,
STATE RECORDS AND
UNIFORM COMMERCIAL CODE
One Commerce Plaza
99 Washington Ave.
Albany, NY 12231-0001
www.dos.ny.gov

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

FORDMAN PHARMA INC.

(Insert the Current Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The current name of the corporation is:

FORDMAN PHARMA INC.

If the name of the corporation has been previously changed, the name under which it was originally formed is:

DURAND DAMIEL HEALTH INC

SECOND: The date of filing of the certificate of incorporation with the Department of State is:

06/01/2018

THIRD: The amendment effected by this certificate of amendment is as follows:

The subject matter and full text of each amended paragraph must be stated.

FOR EXAMPLE, a certificate of amendment changing the name of the corporation would read as follows:

Paragraph FIRST of the Certificate of Incorporation relating to the name of the corporation is amended to read in its entirety as follows:

FIRST: The name of the corporation is (….new name….).

Paragraph FIRST of the Certificate of Incorporation relating to

The name of the corporation

is amended to read in its entirety as follows:

FIRST: The name of the corporation is: CURANEX PHARMACEUTICALS INC.

Paragraph ____________ of the Certificate of Incorporation relating to

____

____

is amended to read in its entirety as follows:

____.

FOURTH: The certificate of amendment was authorized by: *(Check the appropriate box)*

- [x] The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.
- [ ] The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

X ______________________ *(Signature)*

DIANYING JING *(Name of Signer)*

PRESIDENT *(Title of Signer)*

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

FORDMAN PHARMA INC.

(Insert Current Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer's Name and Mailing Address:

GEORGE LI

Name:

LI, XU & ASSOCIATES, CPA, PLLC

Company, if Applicable:

96 WILLIS AVE

Mailing Address:

MINEOLA, NY 11501

City, State and Zip Code:

NOTES:

1. The name of the corporation and its date of incorporation provided on this certificate must exactly match the records of the Department of State. This information should be verified on the Department of State's website at www.dos.ny.gov.
2. This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores.
3. The Department of State recommends that all documents be prepared under the guidance of an attorney.
4. The certificate must be submitted with a **$60** filing fee.

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